Exhibit 10.39

PG&E CORPORATION

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK GRANT

PG&E CORPORATION, a California corporation, hereby grants shares of Restricted Stock to the Recipient named below. The shares of Restricted Stock have been granted under the PG&E Corporation 2006 Long-Term Incentive Plan, as amended on February 15, 2006 and December 20, 2006 (the “LTIP”). The terms and conditions of the Restricted Stock are set forth in this cover sheet and in the attached Restricted Stock Agreement (the “Agreement”).

Date of Grant:  January 3, 20071

Name of Recipient:

Last Four Digits of Recipient’s Social Security Number:

Number of Shares of Restricted Stock Granted:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement. You and PG&E Corporation agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of the attached Agreement. You are also acknowledging receipt of this Grant, the attached Agreement, and a copy of the prospectus describing the LTIP and the Restricted Stock dated January 1, 2007.

Recipient:
                (Signature)

Attachment

Please sign and return to PG&E Corporation, Human Resources,
One Market, Spear Tower, Suite 400, San Francisco, California 94105

[1]
Due to the death of former President Gerald Ford on December 26, 2006, the federal government declared January 2, 2007 as a national day of mourning. All federal offices and the New York Stock Exchange were closed that day. Thus, the date of grant for the Restricted Stock is January 3, 2007.

PG&E CORPORATION

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

The LTIP and Other Agreements
This Agreement constitutes the entire understanding between you and PG&E Corporation regarding the Restricted Stock, subject to the terms of the LTIP. Any prior agreements, commitments or negotiations are superseded. In the event of any conflict or inconsistency between the provisions of this Agreement and the LTIP, the LTIP shall govern. Capitalized terms that are not defined in this Agreement are defined in the LTIP. For purposes of this Agreement, employment with PG&E Corporation shall mean employment with any member of the Participating Company Group.

Grant of Restricted Stock
PG&E Corporation grants you the number of shares of Restricted Stock shown on the cover sheet of this Agreement. The shares of Restricted Stock are subject to the terms and conditions of this Agreement and the LTIP.

Lapse of Restrictions
As long as you remain employed with PG&E Corporation, the restrictions will lapse as to 20 percent of the total number of shares of Restricted Stock originally subject to this Agreement, as shown above on the cover sheet, on the first business day of January of each of the first, second and third years following the Date of Grant. The restrictions will lapse as to an additional 40 percent of the total number of shares of Restricted Stock on the first business day of January of the fifth year following the Date of Grant; provided, however, that the restrictions will lapse as to this 40 percent on the first business day of January of the third year following the Date of Grant if PG&E Corporation’s performance in total shareholder return (“TSR”) is at or above the 75th percentile for the prior three calendar years as compared with the comparator group established from time to time by PG&E Corporation. (Each lapse day is an “Annual Lapse Date”). Except as described below, all shares of Restricted Stock subject to this Agreement as to which the restrictions have not lapsed shall be forfeited upon termination of your employment.
To the extent this Agreement provides for the continued lapse of restrictions following the termination of employment, such continued lapse shall be subject to your continued compliance with certain post-employment restrictions.

Voluntary Termination
In the event that you terminate your employment with PG&E Corporation voluntarily, you will automatically forfeit to PG&E Corporation all of the shares of Restricted Stock as to which the restrictions have not lapsed subject to this Agreement as of the date of such Termination.

Termination for Cause
If your employment with PG&E Corporation is terminated by PG&E Corporation for cause, you will automatically forfeit to PG&E Corporation all shares of Restricted Stock as to which the restrictions have not lapsed subject to this Agreement as of the date of such termination. In general, termination for “cause” means termination of employment because of dishonesty, a criminal offense or violation of a work rule, and will be determined by and in the sole discretion of PG&E Corporation.

Termination other than for Cause
If your employment with PG&E Corporation is terminated by PG&E Corporation other than for cause before the restrictions on your Restricted Stock lapse, and you are an officer in Bands 1-5, the restrictions on your outstanding shares of Restricted Stock that would have lapsed during the period of the “Severance Multiple” under the applicable severance policy shall continue to lapse pursuant to the regular lapse schedule (or sooner, to the extent described below in connection with a Change in Control during such period). In the event of your involuntary termination other than for cause, if you are not an officer in Bands 1-5, the restrictions on your outstanding shares of Restricted Stock that would have lapsed within 12 months following such termination will continue to lapse pursuant to the regular lapse schedule (or sooner, in the event of a Change in Control during such period). All other outstanding shares of Restricted Stock shall automatically be forfeited to PG&E Corporation upon such termination.

Retirement
In the event of your Retirement, the restrictions on your outstanding shares of Restricted Stock will continue to lapse as though your employment had continued. You will be considered to have retired if you are age 55 or older on the date of termination and if you were employed by PG&E Corporation for at least five consecutive years ending on the date of termination of your employment.

Death/Disability
If your employment terminates due to your death or disability, the restrictions on all of your shares of Restricted Stock shall lapse on the next Annual Lapse Date. In the event of a Change in Control after such termination and before such next Annual Lapse Date, the restrictions as to all shares of Restricted Stock shall immediately lapse to the extent described below under “Change in Control.”

Termination Due to Disposition of Subsidiary
(1) If your employment is terminated (other than for cause or your voluntary termination) by reason of a divestiture or change in control of a subsidiary of PG&E Corporation, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or (2) if your employment is terminated (other than for cause or your voluntary termination) coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation, the restrictions on all shares of Restricted Stock shall lapse in the same manner as for a “Termination other than for cause” described above.

Change in Control
In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without your consent, either assume or continue PG&E Corporation’s rights and obligations under this Agreement or provide substantially equivalent awards associated with the Acquiror’s stock. If this Award is neither assumed nor continued by the Acquiror or if the Acquiror does not provide a substantially equivalent award, the restrictions on all of your outstanding shares of Restricted Stock shall automatically lapse and become nonforfeitable immediately preceding, and contingent on, the Change in Control of PG&E Corporation.
If the Acquiror assumes or continues PG&E Corporation’s rights and obligations under this Agreement or substitutes a substantially equivalent award, TSR shall be calculated by aggregating (a) the TSR of PG&E Corporation for the period from January 1 of the year of the grant to the date of the Change in Control, and (b) the TSR of the Acquiror from the date of the Change in Control to the end of the calendar year preceding the third Annual Lapse Date.

Termination In Connection with a Change in Control
If your employment is terminated in connection with a Change in Control within three months before the Change in Control occurs or within two years following the Change in Control, the restrictions on all of your outstanding shares of Restricted Stock (to the extent the restrictions did not previously lapse upon failure of the Acquiror to assume or continue this Award) shall lapse and become nonforfeitable on the date of termination of your employment. PG&E Corporation shall have the sole discretion to determine whether termination of your employment was made in connection with a Change in Control.

Escrow
The certificates for the Restricted Stock shall be deposited in escrow with the Corporate Secretary of PG&E Corporation to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by any assignment documents PG&E Corporation may require you to execute. The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below.
All dividends, if any, on the Restricted Stock shall be held in escrow and subject to the same restrictions as the shares to which they relate.

Release of Shares and Withholding Taxes
The shares of Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to PG&E Corporation:
•  When the restrictions as to your shares of Restricted Stock lapse as described above, the certificates for such shares shall be released from escrow and delivered to you, at your request within thirty (30) days of the applicable Annual Lapse Date.
•  Upon termination of your employment, any shares of Restricted Stock as to which the restrictions have not lapsed shall be forfeited and automatically surrendered to PG&E Corporation as provided herein.
Note that you must make arrangements acceptable to PG&E Corporation to satisfy withholding or other taxes that may be due before your shares will be released to you. If you so elect, PG&E Corporation will assist you in selling your shares through a broker so that you can use the sales proceeds to satisfy applicable taxes. You will receive the remaining proceeds in cash. However, if you wish to receive the stock certificates in lieu of selling your shares, you will need to make arrangements to pay the applicable taxes either by check or through payroll deduction. PG&E Corporation will notify you about how to instruct PG&E Corporation to sell your shares when the restrictions lapse or make other arrangements.

Code Section 83(b) Election
Under Section 83(a) of the Code, the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include surrender to PG&E Corporation of Restricted Stock as described above. You may elect to be taxed at the time the Restricted Stock is granted to you, rather than when the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Grant. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the Restricted Stock increases after the date of purchase) as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT PG&E CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b). YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence
For purposes of this Agreement, if you are on an approved leave of absence from PG&E Corporation, or a recipient of PG&E Corporation sponsored disability benefits, you will continue to be considered as employed. If you do not return to active employment upon the expiration of your leave of absence or the expiration of your PG&E Corporation sponsored disability benefits, you will be considered to have voluntarily terminated your employment. See above under “Voluntary Termination.”
PG&E Corporation reserves the right to determine which leaves of absence will be considered as continuing employment and when your employment terminates for all purposes under this Agreement.

Voting and Other Rights
Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of PG&E Corporation while the Restricted Stock is held in escrow, including the right to vote. As described above, all dividends, if any, on the Restricted Stock shall be held in escrow and subject to the same restrictions as the shares to which they relate.

Restrictions on Issuance	PG&E Corporation will not issue any Restricted Stock if the issuance of such Restricted Stock at that time would violate any law or regulation.

Restrictions on Resale and Hedge Transactions
By signing this Agreement, you agree not to sell any Restricted Stock before the restrictions lapse or sell any shares acquired under this grant at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. In particular, in connection with any underwritten public offering by PG&E Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares acquired under this grant without the prior written consent of PG&E Corporation or its underwriters, for such period of time after the effective date of such registration statement as may be requested by PG&E Corporation or the underwriters.
If the sale of shares acquired under this grant is not registered under the Securities Act of 1933, but an exemption is available which requires an investment or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by PG&E Corporation and its counsel.
By your acceptance of the grant, you agree that while the Restricted Stock is subject to restrictions, you will not enter into a corresponding hedging transaction relating to PG&E Corporation’s stock nor engage in any short sale of PG&E Corporation’s stock. This prohibition shall not apply to transactions effected through PG&E Corporation’s benefit plans that provide an opportunity to invest in Company stock or which provide compensation based on the price of Company stock.

No Retention Rights
This Agreement is not an employment agreement and does not give you the right to be retained by PG&E Corporation. Except as otherwise provided in an applicable employment agreement, PG&E Corporation reserves the right to terminate your employment at any time and for any reason.

Legends
All certificates that may be issued to represent the Restricted Stock issued under this grant shall, where applicable, have endorsed thereon the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN PG&E CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PG&E CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF PG&E CORPORATION BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the LTIP.